Exhibit 23.1

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As the independent auditor for Feel Golf Company, Inc., I hereby consent to the incorporation by reference in this Form S-1A Statement of my report, relating to the audited financial statements and financial statement schedules of Feel Golf Company, Inc. as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007, 2006 and 2005 of.my audit report dated February 6, 2009.

/S/ HAWKINS ACCOUNTING
Los Angeles, California
February 10, 2009